Exhibit 99.1

     Kerr-McGee Schedules Interim Fourth-Quarter Conference Call and Webcast
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     OKLAHOMA CITY (Nov. 14, 2001) - Kerr-McGee  Corp.  (NYSE:  KMG) will hold a conference call at 11 a.m. ET, Nov. 21, 2001, to discuss its interim fourth-quarter operating and financial activities and expectations for the future.
     Interested parties may listen to the call via Kerr-McGee's website at www.kerr-mcgee.com or by calling 212-896-6011, #19475414. A replay of the call will be available for 48 hours at 800-633-8284, #19475414 within the United States or 858-812-6440, #19475414, outside the United States. The webcast replay will be temporarily archived on the company's website.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of $10.7 billion.

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CONTACT: Debbie Schramm
         (405) 270-2877